Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER FINANCIAL RESULTS

▪Revenue of $7.7 Billion Increased 3.0% Reported and 4.1% Organic
▪GAAP Diluted EPS of $1.01; Non-GAAP Diluted EPS of $1.31
▪Cash Flow from Operations of $1.9 Billion Grew 61%; Free Cash Flow of $1.6 Billion Grew 66%
▪Company Raises FY20 EPS Guidance

DUBLIN – November 19, 2019 – Medtronic plc (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2020, which ended October 25, 2019.

The company reported second quarter worldwide revenue of $7.706 billion, an increase of 3.0 percent as reported or 4.1 percent on an organic basis, which adjusts for a $97 million negative impact from foreign currency and a $16 million contribution from the company’s acquisition of Titan Spine, which is reported in the Spine division in the Restorative Therapies Group. As reported, second quarter GAAP net income and diluted earnings per share (EPS) were $1.364 billion and $1.01, respectively. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and non-GAAP diluted EPS were $1.777 billion and $1.31, respectively, increases of 7.0 percent and 7.4 percent, respectively. Adjusting for a negative 2 cent impact from foreign currency, second quarter non-GAAP diluted EPS increased 9.0 percent.

Second quarter U.S. revenue of $4.129 billion represented 54 percent of company revenue and increased 2.1 percent as reported. Non-U.S. developed market revenue of $2.315 billion represented 30 percent of company revenue and increased 1.4 percent as reported and 4.6 percent on a constant currency basis. Emerging Markets revenue of $1.262 billion represented 16 percent of company revenue and increased 9.4 percent as reported and 11.6 percent on a constant currency basis.

“We reported another quarter of solid results, reflecting our continued focus on executing to our commitments across Medtronic,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Our broad-based performance this quarter demonstrates the consistency of our execution, the strength of our innovation, and the benefit of our business and geographic diversification.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic, Peripheral & Venous (APV) divisions. CVG second quarter revenue of $2.855 billion decreased 0.1 percent as reported and increased 1.3 percent on a constant currency basis. CVG’s revenue performance was driven by high-single digit growth in CSH, offset by flat results in APV and low-single digit declines in CRHF, all on a constant currency basis.

▪Cardiac Rhythm & Heart Failure second quarter revenue of $1.426 billion decreased 3.1 percent as reported or 1.9 percent on a constant currency basis. Arrhythmia Management grew in the low-single digits, driven by mid-single digit growth in Pacemakers on continued strength of the Micra™ transcatheter pacing system, as well as low-double digit growth in AF Solutions, all on a constant currency basis. Arrhythmia Management growth was offset by low-double digit declines in Heart Failure, including high-thirties declines in sales of left ventricular assist devices (LVADs), both on a constant currency basis.

▪Coronary & Structural Heart second quarter revenue of $955 million increased 5.4 percent as reported or 7.2 percent on a constant currency basis, led by low-twenties constant currency growth in sales of transcatheter aortic valves, reflecting expansion into the low risk patient population. Transcatheter aortic valve growth was offset by mid-single digit declines in drug-eluting stents.

▪Aortic, Peripheral & Venous second quarter revenue of $474 million decreased 1.3 percent as reported or 0.2 percent on a constant currency basis. Aortic grew in the mid-single digits on a constant currency basis, driven by low-twenties constant currency growth in thoracic aortic stent grafts reflecting strong demand for the Valiant Navion™. Aortic growth was offset by high-single digit constant currency declines in Peripheral, driven by low-thirties constant currency declines in drug-coated balloons.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions. MITG second quarter revenue of $2.142 billion increased 4.6 percent as reported or 6.1 percent on a constant currency basis. MITG’s revenue performance was driven by balanced growth across both divisions, with mid-single digit constant currency growth in both SI and RGR.

▪Surgical Innovations second quarter revenue of $1.454 billion increased 4.4 percent as reported or 6.0 percent on a constant currency basis, driven by strong contributions from Advanced Energy and Advanced Stapling. Advanced Energy grew in the mid-single digits on a constant currency basis on continued strength in sales of LigaSure™ vessel sealing instruments, including the Ligasure™ Exact dissector. Advanced Stapling grew in the mid-single digits on a constant currency basis, driven by strong demand for Tri-Staple™ 2.0 endo stapling specialty reloads and the EEA™ circular stapler with Tri-Staple™ technology for colorectal procedures.

▪Respiratory, Gastrointestinal & Renal second quarter revenue of $688 million increased 5.2 percent as reported or 6.1 percent on a constant currency basis, with strength in Respiratory & Patient Monitoring, as well as GI Solutions. Respiratory & Patient Monitoring grew in the high-single digits on a constant currency basis on strong sales of Nellcor™ pulse oximetry, increased adoption of advanced parameters including Microstream™ capnography and BIS™ brain monitoring, as well as Puritan Bennett™ 980 ventilators, and McGRATH™ MAC video laryngoscopes. GI Solutions grew in the high-single digits on a constant currency basis, with solid growth in Bravo™ calibration-free reflux testing systems, EndoFLIP™ imaging systems, and PillCam™ capsule endoscopy systems.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Brain Therapies, Spine, Specialty Therapies, and Pain Therapies divisions. RTG second quarter revenue of $2.112 billion increased 6.0 percent as reported, as well as on an organic basis, which adjusts for the negative impact from foreign currency and the positive contribution from the company’s acquisition of Titan Spine. RTG’s revenue performance was driven by low-double digit growth in Brain Therapies, mid-single digit growth in Specialty Therapies and Spine, and low-single digit growth in Pain Therapies, all on an organic basis.

▪Brain Therapies second quarter revenue of $772 million increased 10.1 percent as reported or 11.3 percent on a constant currency basis, driven by high-teens constant currency growth in Neurovascular and low-double digit constant currency growth in Neurosurgery. Neurovascular results were driven by low-double digit constant currency growth in Hemorrhagic Stroke and high-twenties growth in Ischemic Stroke. Neurosurgery was led by strong, double digit growth of StealthStation™ S8 surgical navigation systems, O-arm™ surgical imaging systems, and Mazor X Stealth™ Edition robotic guidance systems.

▪Spine second quarter revenue of $692 million increased 5.5 percent as reported or 3.5 percent on an organic basis. When combined with the company’s sales of enabling technology used in spine surgeries, including robotics, navigation, imaging, and powered surgical instruments that are recognized in the Brain Therapies division, global Spine revenue and U.S. Spine revenue both grew in the high-single digits on an organic basis. Cervical spine products grew mid-single digits on an organic basis, driven by sales of the Infinity™ OCT system and the Prestige LP™ cervical disc system. Spine also benefitted from pull-through of Medtronic core spine implants used in Mazor™ robotic cases, as well as strong sales of Infuse™ bone graft, which grew in the low-double digits on an organic basis.

▪Specialty Therapies second quarter revenue of $333 million increased 3.4 percent as reported or 4.3 percent on a constant currency basis. ENT grew in the high-single digits on a constant currency basis, driven by capital equipment sales of the StealthStation™ ENT surgical navigation system, as well as sales of disposables used with the intraoperative NIM nerve monitoring system. Pelvic Health grew in the low-single digits on a constant currency basis, driven by sales of the InterStim™ II sacral neuromodulation system.

▪Pain Therapies second quarter revenue of $315 million increased 0.3 percent as reported or 1.3 percent on a constant currency basis. Interventional Pain grew in the low-double digits on the strength of Kyphon™ balloon kyphoplasty and OsteoCool™ RF ablation system sales. This was offset by declines in Pain Stimulation, reflecting the slowdown of the spinal cord stimulation market.

Diabetes Group
Diabetes Group second quarter revenue of $596 million increased 2.2 percent as reported or 4.3 percent on a constant currency basis. Diabetes Group revenue performance was led by international markets, which grew 14.5 percent as reported or 19.3 percent on a constant currency basis, driven by the ongoing launch of the MiniMed™ 670G hybrid closed loop insulin pump system. International growth was offset by high-single digit declines in the U.S., given increased competition as the group awaits its expected upcoming product approvals.

Global sales of integrated continuous glucose monitoring (CGM) sensors grew in the mid-teens on a constant currency basis, driven by global adoption of sensor-augmented insulin pump systems and the resulting strong sensor attachment rates.

Guidance
The company today reiterated its revenue growth guidance and raised its full year EPS guidance for fiscal 2020.

The company continues to expect revenue growth in its fiscal year 2020 to approximate 4.0 percent on an organic basis and for revenue growth to accelerate in the second half relative to the first. If current exchange rates hold, revenue growth in fiscal year 2020 would be negatively affected by 0.8 to 1.2 percent.

The company increased its fiscal year 2020 diluted non-GAAP EPS guidance from the prior range of $5.54 to $5.60 to a new range of $5.57 to $5.63, including an estimated 9 cent negative impact from foreign exchange based on current rates.

“The first half of this fiscal year has gone well, as we’ve executed to our commitments and delivered better-than-expected results,” said Ishrak. “As we look forward, we’re even more excited about what lies ahead, as the investments we’ve made in our pipeline begin to pay off by accelerating our revenue growth and creating value for our shareholders.”

Webcast Information
Medtronic will host a webcast today, November 19, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on its Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the second quarter financial schedules and non-GAAP reconciliations, click here. To view the second quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including adjusted net income and adjusted diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing, decreasing or remaining flat are in comparison to the second quarter of fiscal year 2019.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-
View FY20 Second Quarter Financial Schedules & Non-GAAP Reconciliations
View FY20 Second Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	SECOND QUARTER							SECOND QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY			REPORTED				CONSTANT CURRENCY
(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	Organic Growth(4)
Cardiac & Vascular Group	$2,855	$2,858	(0.1)%	$(39)	$2,894	1.3%	1.3%	$5,645	$5,669	(0.4)%	$(98)	$5,743	1.3%	1.3%
Cardiac Rhythm & Heart Failure	1,426	1,472	(3.1)	(18)	1,444	(1.9)	(1.9)	2,807	2,898	(3.1)	(45)	2,852	(1.6)	(1.6)
Coronary & Structural Heart	955	906	5.4	(16)	971	7.2	7.2	1,896	1,823	4.0	(39)	1,935	6.1	6.1
Aortic, Peripheral, & Venous	474	480	(1.3)	(5)	479	(0.2)	(0.2)	942	948	(0.6)	(14)	956	0.8	0.8
Minimally Invasive Therapies Group	2,142	2,047	4.6	(30)	2,172	6.1	6.1	4,242	4,099	3.5	(80)	4,322	5.4	5.4
Surgical Innovations	1,454	1,393	4.4	(23)	1,477	6.0	6.0	2,871	2,790	2.9	(62)	2,933	5.1	5.1
Respiratory, Gastrointestinal, & Renal	688	654	5.2	(6)	694	6.1	6.1	1,371	1,309	4.7	(18)	1,389	6.1	6.1
Restorative Therapies Group(2)	2,112	1,993	6.0	(17)	2,129	6.8	6.0	4,124	3,942	4.6	(43)	4,167	5.7	5.3
Brain Therapies	772	701	10.1	(8)	780	11.3	11.3	1,512	1,375	10.0	(19)	1,531	11.3	11.3
Spine	692	656	5.5	(3)	695	5.9	3.5	1,349	1,308	3.1	(11)	1,360	4.0	2.8
Specialty Therapies	333	322	3.4	(3)	336	4.3	4.3	656	631	4.0	(7)	663	5.1	5.1
Pain Therapies	315	314	0.3	(3)	318	1.3	1.3	607	628	(3.3)	(6)	613	(2.4)	(2.4)
Diabetes Group	596	583	2.2	(12)	608	4.3	4.3	1,188	1,155	2.9	(23)	1,211	4.8	4.8
TOTAL	$7,706	$7,481	3.0%	$(97)	$7,803	4.3%	4.1%	$15,199	$14,865	2.2%	$(243)	$15,442	3.9%	3.8%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) Organic growth refers to growth calculated excluding the impact of currency and significant acquisitions (Titan Spine).

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	SECOND QUARTER			SECOND QUARTER YEAR-TO-DATE
	REPORTED			REPORTED
(in millions)	FY20	FY19	Growth	FY20	FY19	Growth
Cardiac & Vascular Group	$1,455	$1,482	(1.8)%	$2,816	$2,871	(1.9)%
Cardiac Rhythm & Heart Failure	785	825	(4.8)	1,514	1,589	(4.7)
Coronary & Structural Heart	403	375	7.5	779	737	5.7
Aortic, Peripheral, & Venous	267	282	(5.3)	523	545	(4.0)
Minimally Invasive Therapies Group	922	872	5.7	1,835	1,729	6.1
Surgical Innovations	584	561	4.1	1,157	1,117	3.6
Respiratory, Gastrointestinal, & Renal	338	311	8.7	679	612	10.9
Restorative Therapies Group(3)	1,440	1,357	6.1	2,778	2,651	4.8
Brain Therapies	468	436	7.3	913	839	8.8
Spine	496	456	8.8	950	900	5.6
Specialty Therapies	244	233	4.7	475	451	5.3
Pain Therapies	231	232	(0.4)	440	461	(4.6)
Diabetes Group	311	334	(6.9)	618	658	(6.1)
TOTAL	$4,129	$4,045	2.1%	$8,046	$7,909	1.7%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) In the first quarter of fiscal year 2020, the Company realigned its divisions within the Restorative Therapies Group, which included a movement of revenue from Transformative Solutions product lines within Specialty Therapies to a product line under Brain Therapies. As a result, fiscal year 2019 results have been recast to adjust for this realignment.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	SECOND QUARTER						SECOND QUARTER YEAR-TO-DATE
	REPORTED				CONSTANT CURRENCY		REPORTED				CONSTANT CURRENCY
(in millions)	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth	FY20	FY19	Growth	Currency Impact(3)	FY20	Growth
U.S.	$1,455	$1,482	(1.8)%	$—	$1,455	(1.8)%	$2,816	$2,871	(1.9)%	$—	$2,816	(1.9)%
Non-U.S. Developed	890	895	(0.6)	(29)	919	2.7	1,820	1,842	(1.2)	(65)	1,885	2.3
Emerging Markets	510	481	6.0	(10)	520	8.1	1,009	956	5.5	(33)	1,042	9.0
Cardiac & Vascular Group	2,855	2,858	(0.1)	(39)	2,894	1.3	5,645	5,669	(0.4)	(98)	5,743	1.3
U.S.	922	872	5.7	—	922	5.7	1,835	1,729	6.1	—	1,835	6.1
Non-U.S. Developed	782	772	1.3	(21)	803	4.0	1,573	1,600	(1.7)	(51)	1,624	1.5
Emerging Markets	438	403	8.7	(9)	447	10.9	834	770	8.3	(28)	862	11.9
Minimally Invasive Therapies Group	2,142	2,047	4.6	(30)	2,172	6.1	4,242	4,099	3.5	(80)	4,322	5.4
U.S.	1,440	1,357	6.1	—	1,440	6.1	2,778	2,651	4.8	—	2,778	4.8
Non-U.S. Developed	416	412	1.0	(11)	427	3.6	842	840	0.2	(27)	869	3.5
Emerging Markets	256	224	14.3	(6)	262	17.0	504	451	11.8	(16)	520	15.3
Restorative Therapies Group	2,112	1,993	6.0	(17)	2,129	6.8	4,124	3,942	4.6	(43)	4,167	5.7
U.S.	311	334	(6.9)	—	311	(6.9)	618	658	(6.1)	—	618	(6.1)
Non-U.S. Developed	226	203	11.3	(10)	236	16.3	457	406	12.6	(19)	476	17.2
Emerging Markets	59	46	28.3	(2)	61	32.6	113	91	24.2	(4)	117	28.6
Diabetes Group	596	583	2.2	(12)	608	4.3	1,188	1,155	2.9	(23)	1,211	4.8
U.S.	4,129	4,045	2.1	—	4,129	2.1	8,046	7,909	1.7	—	8,046	1.7
Non-U.S. Developed	2,315	2,282	1.4	(71)	2,386	4.6	4,692	4,688	0.1	(162)	4,854	3.5
Emerging Markets	1,262	1,154	9.4	(26)	1,288	11.6	2,460	2,268	8.5	(81)	2,541	12.0
TOTAL	$7,706	$7,481	3.0%	$(97)	$7,803	4.3%	$15,199	$14,865	2.2%	$(243)	$15,442	3.9%

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 25, 2019	October 26, 2018	October 25, 2019	October 26, 2018
Net sales	$7,706	$7,481	$15,199	$14,865
Costs and expenses:
Cost of products sold	2,394	2,203	4,760	4,407
Research and development expense	603	590	1,190	1,175
Selling, general, and administrative expense	2,620	2,605	5,163	5,202
Amortization of intangible assets	441	445	881	891
Restructuring charges, net	27	24	74	86
Certain litigation charges	121	—	168	103
Other operating expense, net	149	70	127	221
Operating profit	1,351	1,544	2,836	2,780
Other non-operating income, net	(108)	(52)	(209)	(238)
Interest expense	165	241	774	483
Income before income taxes	1,294	1,355	2,271	2,535
Income tax provision	(77)	235	23	338
Net income	1,371	1,120	2,248	2,197
Net (income) attributable to noncontrolling interests	(7)	(5)	(20)	(7)
Net income attributable to Medtronic	$1,364	$1,115	$2,228	$2,190
Basic earnings per share	$1.02	$0.83	$1.66	$1.62
Diluted earnings per share	$1.01	$0.82	$1.65	$1.61
Basic weighted average shares outstanding	1,340.8	1,349.2	1,340.8	1,350.9
Diluted weighted average shares outstanding	1,351.4	1,360.9	1,351.6	1,363.0

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,706	$2,394	68.9%	$1,351	17.5%	$1,294	$1,364	$1.01	(6.0)%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(32)	0.4	94	1.2	94	78	0.06	17.0
Acquisition-related items (3)	—	—	—	27	0.4	27	23	0.02	14.8
Certain litigation charges	—	—	—	121	1.6	121	93	0.07	23.1
(Gain)/loss on minority investments (4)	—	—	—	—	—	(12)	(10)	(0.01)	16.7
Medical device regulations (5)	—	(4)	0.1	10	0.1	10	9	0.01	10.0
Exit of businesses (6)	—	—	—	41	0.5	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	1.0	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	441	5.7	441	374	0.28	15.2
Certain tax adjustments, net (7)	—	—	—	—	—	—	(251)	(0.19)	—
Non-GAAP	$7,706	$2,358	69.4%	$2,165	28.1%	$2,096	$1,777	$1.31	14.9%
Currency impact	97	(24)	0.7	24	—			0.02
Currency Adjusted	$7,803	$2,334	70.1%	$2,189	28.1%			$1.33

	Three months ended October 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income Attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,481	$2,203	70.6%	$1,544	20.6%	$1,355	$1,115	$0.82	17.3%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(22)	0.3	77	1.0	77	65	0.05	15.6
Acquisition-related items (3)	—	(2)	—	4	0.1	4	3	—	25.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	25	26	0.02	(4.0)
IPR&D charges (8)	—	—	—	15	0.2	15	15	0.01	—
Amortization of intangible assets	—	—	—	445	6.0	445	378	0.28	15.1
Certain tax adjustments, net (9)	—	—	—	—	—	—	58	0.04	—
Non-GAAP	$7,481	$2,179	70.9%	$2,085	27.9%	$1,921	$1,660	$1.22	13.3%
See description of non-GAAP financial measures at the end of the earnings press release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.
(7)The benefit relates to the impact of tax reform in Switzerland.
(8)The charges represent acquired IPR&D in connection with an asset acquisition.
(9)The charges relate to the impact of tax reform in the United States.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 25, 2019
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$15,199	$4,760	68.7%	$2,836	18.7%	$2,271	$2,228	$1.65	1.0%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(67)	0.4	218	1.4	218	187	0.14	14.2
Acquisition-related items (3)	—	—	—	46	0.3	46	40	0.03	13.0
Certain litigation charges	—	—	—	168	1.1	168	136	0.10	19.0
(Gain)/loss on minority investments (4)	—	—	—	—	—	(11)	(9)	(0.01)	18.2
Debt tender premium and other charges (5)	—	—	—	(7)	—	406	320	0.24	21.2
Medical device regulations (6)	—	(7)	—	18	0.1	18	16	0.01	11.1
Exit of businesses (7)	—	—	—	41	0.3	41	35	0.03	14.6
Contribution to Medtronic Foundation	—	—	—	80	0.5	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	881	5.8	881	746	0.55	15.3
Certain tax adjustments, net (8)	—	—	—	—	—	—	(281)	(0.21)	—
Non-GAAP	$15,199	$4,686	69.2%	$4,281	28.2%	$4,118	$3,480	$2.57	15.0%
Currency impact	243	(29)	0.6	49	(0.2)			0.04
Currency Adjusted	$15,442	$4,657	69.8%	$4,330	28.0%			$2.61

	Six months ended October 26, 2018
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,865	$4,407	70.4%	$2,780	18.7%	$2,535	$2,190	$1.61	13.3%
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(37)	0.2	190	1.3	190	162	0.12	14.7
Acquisition-related items (3)	—	(4)	—	40	0.3	40	32	0.02	20.0
Certain litigation charges	—	—	—	103	0.7	103	91	0.07	11.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	(85)	(77)	(0.06)	9.4
IPR&D charges (9)	—	—	—	15	0.1	15	15	0.01	—
Exit of business (7)	—	—	—	80	0.5	80	62	0.05	22.5
Amortization of intangible assets	—	—	—	891	6.0	891	757	0.56	15.0
Certain tax adjustments, net (10)	—	—	—	—	—	—	29	0.02	—
Non-GAAP	$14,865	$4,366	70.6%	$4,099	27.6%	$3,769	$3,261	$2.39	13.3%
See description of non-GAAP financial measures contained in this release.
(1)The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense, net, primarily related to the early redemption of approximately $5.2 billion of debt.
(6)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(7)The net charges relate to the exit of businesses and are primarily comprised of intangible asset impairments.

(8)The net benefit primarily relates to the impact of tax reform in Switzerland and the United States.
(9)The charges represent acquired IPR&D in connection with an asset acquisition.
(10) The net charge relates to the impact of tax reform in the United States.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 25, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,706	$2,620	34.0%	$603	7.8%	$149	1.9%	$(108)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(35)	(0.5)	—	—	—	—	—
Acquisition-related items (2)	—	(27)	(0.4)	—	—	—	—	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	12
Medical device regulations (4)	—	—	—	(6)	(0.1)	—	—	—
Exit of businesses (5)	—	—	—	—	—	(41)	(0.5)	—
Contribution to Medtronic Foundation	—	—	—	—	—	(80)	(1.0)	—
Non-GAAP	$7,706	$2,558	33.2%	$597	7.7%	$28	0.4%	$(96)
Currency impact	97	35	—	2	—	60	0.7	—
Currency Adjusted	$7,803	$2,593	33.2%	$599	7.7%	$88	1.1%	$(96)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(3)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(5)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 25, 2019
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense, net	Other Operating Expense, net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$15,199	$5,163	34.0%	$1,190	7.8%	$127	0.8%	$(209)
Non-GAAP Adjustments:
Restructuring and associated costs (1)	—	(77)	(0.5)	—	—	—	—	—
Acquisition-related items (2)	—	(43)	(0.3)	—	—	(3)	—	—
(Gain)/loss on minority investments (3)	—	—	—	—	—	—	—	11
Debt tender premium and other charges (4)	—	—	—	—	—	7	—	—
Medical device regulations (5)	—	—	—	(11)	(0.1)	—	—	—
Exit of businesses (6)	—	—	—	—	—	(41)	(0.3)	—
Contribution to Medtronic Foundation	—	—	—	—	—	(80)	(0.5)	—
Non-GAAP	$15,199	$5,043	33.2%	$1,179	7.8%	$10	0.1%	$(198)
Currency impact	243	74	(0.1)	5	(0.1)	49	0.3	—
Currency Adjusted	$15,442	$5,117	33.1%	$1,184	7.7%	$59	0.4%	$(198)
See description of non-GAAP financial measures at the end of the earnings press release.
(1)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(2)The charges primarily include costs incurred in connection with legacy-Covidien enterprise resource planning deployment activities, business combination related costs, and changes in the fair value of contingent consideration.
(3)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)The charges, which include $413 million recognized in interest expense and ($7 million) recognized in other operating expense, net, primarily relate to the early redemption of approximately $5.2 billion of debt.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(6)The net charge relates to the exit of businesses and is primarily comprised of intangible asset impairments.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended	Three months ended	Three months ended	Fiscal year	Fiscal year
(in millions)	October 25, 2019	October 25, 2019	October 26, 2018	2019	2018
Net cash provided by operating activities	$3,377	$1,867	$1,163	$7,007	$4,684
Additions to property, plant, and equipment	(584)	(283)	(206)	(1,134)	(1,068)
Free Cash Flow (1)	$2,793	$1,584	$957	$5,873	$3,616
See description of non-GAAP financial measures at the end of the earnings press release.

(1)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 25, 2019	April 26, 2019
ASSETS

Current assets:
Cash and cash equivalents	$3,962	$4,393
Investments	6,436	5,455
Accounts receivable, less allowances of $198 and $190, respectively	6,118	6,222
Inventories, net	4,042	3,753
Other current assets	2,095	2,144
Total current assets	22,653	21,967

Property, plant, and equipment	11,364	10,920
Accumulated depreciation	(6,608)	(6,245)
Property, plant, and equipment, net	4,756	4,675
Goodwill	39,952	39,959
Other intangible assets, net	19,775	20,560
Tax assets	1,804	1,519
Other assets	2,113	1,014
Total assets	$91,053	$89,694

LIABILITIES AND EQUITY

Current liabilities:
Current debt obligations	$875	$838
Accounts payable	1,965	1,953
Accrued compensation	1,773	2,189
Accrued income taxes	442	567
Other accrued expenses	3,115	2,925
Total current liabilities	8,170	8,472

Long-term debt	24,752	24,486
Accrued compensation and retirement benefits	1,573	1,651
Accrued income taxes	2,705	2,838
Deferred tax liabilities	1,376	1,278
Other liabilities	1,758	757
Total liabilities	40,334	39,482

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,340,375,745 and 1,340,697,595 shares issued and outstanding, respectively	—	—
Additional paid-in capital	26,171	26,532
Retained earnings	27,018	26,270
Accumulated other comprehensive loss	(2,611)	(2,711)
Total shareholders’ equity	50,578	50,091
Noncontrolling interests	141	121
Total equity	50,719	50,212
Total liabilities and equity	$91,053	$89,694

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 25, 2019	October 26, 2018
Operating Activities:
Net income	$2,248	$2,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,328	1,317
Provision for doubtful accounts	44	32
Deferred income taxes	(245)	(80)
Stock-based compensation	169	168
Loss on debt extinguishment	406	—
Other, net	119	55
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	39	(37)
Inventories, net	(267)	(312)
Accounts payable and accrued liabilities	(294)	24
Other operating assets and liabilities	(170)	(499)
Net cash provided by operating activities	3,377	2,865
Investing Activities:
Acquisitions, net of cash acquired	(201)	(119)
Additions to property, plant, and equipment	(584)	(497)
Purchases of investments	(4,226)	(1,444)
Sales and maturities of investments	3,260	2,824
Other investing activities	(16)	—
Net cash (used in) provided by investing activities	(1,767)	764
Financing Activities:
Change in current debt obligations, net	42	(700)
Issuance of long-term debt	5,568	1
Payments on long-term debt	(5,594)	(17)
Dividends to shareholders	(1,447)	(1,351)
Issuance of ordinary shares	432	800
Repurchase of ordinary shares	(962)	(2,047)
Other financing activities	(54)	11
Net cash used in financing activities	(2,015)	(3,303)
Effect of exchange rate changes on cash and cash equivalents	(26)	(84)
Net change in cash and cash equivalents	(431)	242
Cash and cash equivalents at beginning of period	4,393	3,669
Cash and cash equivalents at end of period	$3,962	$3,911

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$494	$941
Interest	322	482